                                                    EXHIBIT NO. EX-99 (h)(l)(b)


                               PROPOSED EXHIBIT C
                              GARTMORE MUTUAL FUNDS
                FUND ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             DATED DECEMBER __, 2003
                                  FEE SCHEDULE
                             EFFECTIVE JUNE __, 2004

FEES

The Trust shall pay fees to the Administrator and Transfer Agent, as set forth in the schedule directly below, for the provision of services covered by this Agreement. Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including, but not limited to, the cost of the pricing services that the Administrator utilizes and any networking fees paid as out-of-pocket expenses) reasonably incurred by the Administrator and the Transfer Agent in providing services to the Trust. All fees and expenses shall be paid by the Trust to the Administrator on behalf of the Administrator and the Transfer Agent.

                                      Aggregate* Fee as a
Trust Asset Level#                 Percentage of Net Assets
-----------------------------------------------------------
Up to $1 billion                            0.25%
$1 billion up to $3 billion                 0.18%
$3 billion up to $4 billion                 0.14%
$4 billion up to $5 billion                 0.07%
$5 billion up to $10 billion                0.04%
$10 billion up to $12 billion               0.02%
$12 billion or more                         0.01%

* Includes fund administration and transfer agency services.

# The assets of each of the Investor Destinations Funds and the Asset Allocation Funds (listed below) are excluded from the Trust asset level amount in order to calculate this asset-based fee. The Investor Destinations Funds and the Asset Allocation Funds do not pay any part of this fee.

FUNDS OF THE TRUST

Gartmore Nationwide Fund
         (formerly Gartmore Total Return Fund)
Gartmore Growth Fund
         (formerly Nationwide Growth Fund)
Gartmore Millennium Growth Fund
         (formerly Nationwide Mid Cap Growth Fund)
Gartmore Bond Fund
         (formerly Nationwide Bond Fund)

                                    EXHIBIT C
                              GARTMORE MUTUAL FUND
                FUND ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             DATED DECEMBER __, 2003
                                  FEE SCHEDULE
                             EFFECTIVE JUNE __, 2004
                                     PAGE 2

Gartmore Tax-Free Income Fund
         (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund
         (formerly Nationwide Intermediate U.S. Government Bond Fund and Nationwide U.S. Government Bond Fund)
Gartmore Money Market Fund
         (formerly Nationwide Money Market Fund)
Gartmore Value Opportunities Fund
         (formerly Nationwide Value Opportunities Fund)
Gartmore High Yield Bond Fund
         (formerly Nationwide High Yield Bond Fund)
Gartmore U.S. Growth Leaders Fund
         (formerly Nationwide Focus Fund and
         Gartmore Growth 20 Fund)
Gartmore Morley Capital Accumulation Fund
         (formerly Morley Capital Accumulation Fund and
         Nationwide Morley Capital Accumulation Fund)
Gartmore Morley Enhanced Income Fund
         (formerly Morley Enhanced Income Fund and
         Nationwide Morley Enhanced Income Fund)
Gartmore Global Technology and Communications Fund
         (formerly Nationwide Global Technology and Communications Fund) Gartmore Global Health Sciences Fund
         (formerly Nationwide Global Life Sciences Fund)
NorthPointe Small Cap Value Fund
Gartmore International Growth Fund
Gartmore European Leaders Fund
Gartmore Worldwide Leaders Fund
         (formerly Gartmore Global Leaders Fund)
Gartmore Emerging Markets Fund
Gartmore Small Cap Growth Fund (formerly Gartmore Global Small Companies Fund) Gartmore OTC Fund
Gartmore Asia Pacific Leaders Fund
Gartmore Global Financial Services Fund
Gartmore Global Utilities Fund

                                    EXHIBIT C
                              GARTMORE MUTUAL FUND
                FUND ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             DATED DECEMBER __, 2003
                                  FEE SCHEDULE
                             EFFECTIVE JUNE __, 2004
                                     PAGE 3

Gartmore Nationwide Leaders Fund
         (formerly Gartmore U.S. Leaders Fund)
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund) Gartmore International Index Fund (formerly Nationwide International Index Fund) Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)
Gartmore Mid Cap Market Index Fund (Nationwide Mid Cap Market Index Fund) Gartmore S&P 500 Index Fund (formerly Nationwide S&P 500 Index Fund)
Gartmore Large Cap Value Fund
         (formerly Prestige Large Cap Value Fund and
         Nationwide Large Cap Value Fund)
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund and
         Prestige Small Cap Fund)
Gartmore Investor Destinations Aggressive Fund
         (formerly Investor Destinations Aggressive Fund and
         Nationwide Investor Destinations Aggressive Fund)
Gartmore Investor Destinations Moderately Aggressive Fund
         (formerly Investor Destinations Moderately Aggressive Fund and Nationwide Investor Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund
         (formerly Investor Destinations Moderate Fund and
                  Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund
         (formerly Investor Destinations Moderately Conservative Fund and Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund
         (formerly Investor Destinations Conservative Fund and
         Nationwide Investor Destinations Conservative Fund)
Gartmore Micro Cap Equity Fund
Gartmore Mid Cap Growth Fund
Gartmore U.S. Growth Leaders Long-Short Fund (formerly Gartmore Long-Short
         Equity Plus Fund)
Gartmore Nationwide Principal Protected Fund
Gartmore Long-Short Fund
Gartmore Market Neutral Bond Plus Fund
Gartmore Convertible Fund
Gartmore China Opportunities Fund

                                    EXHIBIT C
                              GARTMORE MUTUAL FUND
                FUND ADMINISTRATION AND TRANSFER AGENCY AGREEMENT
                             DATED DECEMBER __, 2003
                                  FEE SCHEDULE
                             EFFECTIVE JUNE __, 2004
                                     PAGE 4

Gartmore Global Natural Resources Fund
Gartmore Actively Managed Aggressive Asset Allocation Fund
Gartmore Actively Managed Moderately Aggressive Asset Allocation Fund Gartmore Actively Managed Moderate Asset Allocation Fund

                                             GARTMORE MUTUAL FUNDS

                                             By:________________________________

                                             Name:

                                             Title:

                                             GARTMORE SA CAPITAL TRUST

                                             By:________________________________

                                             Name:

                                             Title:

                                             GARTMORE INVESTORS SERVICES, INC.

                                             By:________________________________

                                             Name:

                                             Title: